Exhibit 99.1

Genasys Announces Director Resignation Due to New Employment Requirements

SAN DIEGO, CA – May 21, 2024 – Genasys Inc. (NASDAQ: GNSS), the global leader in protective communications, today announced that Scott Anchin, a member of its Board of Directors and Audit Committee Chair, has notified the Company that he has entered into a new employment agreement with a multi-national investment firm which requires him to resign from all outside Board roles. As a result, Mr. Anchin has informed the Company that he will resign from its Board of Directors effective May 31st.

Reflecting, Mr. Anchin said "Over my past 8 years with Genasys, it has been my honor to collaborate and work with the executive team and my fellow Board members. When I joined Genasys' Board of Directors, the Company was focused solely on LRADs. Under Richard's leadership, we developed our SaaS platform, acquired four companies, and expanded our product offerings. The Company is now in its strongest position ever, with a software business on track to more than double and a hardware business that, based on recent wins, is well positioned to reach levels never seen before. I look forward to seeing Genasys' success unfold."

Genasys CEO, Richard Danforth commented, "Scott has been an integral part of our Board and we value his leadership and advice. His engagement with the Company has been consistently professional, highly constructive and always focused on the interests of the shareholders that he represents. We wish him success in the next chapter of his career."

Genasys has engaged Egon Zehnder, a global leadership advisory firm to assist the Board in identifying candidates to replace Mr. Anchin on the Board of Directors.

About Genasys Inc.

Genasys Inc. (NASDAQ: GNSS) is the global leader in Protective Communications Solutions and Systems, designed around one premise: ensuring organizations and public safety agencies are “Ready when it matters™.” The company provides the Genasys Protect platform, the most comprehensive portfolio of preparedness, response, and analytics software and systems, as well as Genasys Long Range Acoustic Devices (LRAD®) that deliver directed, audible voice messages with intelligible vocal clarity from close range to 5,500 meters. Genasys serves state and local governmental agencies, and education (SLED); enterprise organizations in critical sectors such as oil and gas, utilities, manufacturing, and automotive; and federal governments and the military. Genasys Protective Communications Solutions have diverse applications, including emergency warning and mass notification for public safety, critical event management for enterprise companies, de-escalation for defense and law enforcement, and automated detection of real-time threats like active shooters and severe weather. Protecting people and saving lives for over 40 years, Genasys covers more than 70 Million people in over 100 countries worldwide, including more than 500 U.S. cities, counties and states. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in any forward-looking statement. The risks and uncertainties in these forward-looking statements include without limitation the business impact of geopolitical conflicts, epidemics or pandemics, and other causes that may affect our supply chain, and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2023. Genasys Inc. disclaims any intent or obligation to publicly update or revise forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Brian Alger, CFA

SVP, IR and Corporate Development

ir@genasys.com

(858) 676-0582